Exhibit 32.1

Certification of Chief Executive Officer, pursuant to 18 U.S.C. §1350 (Section 906 of Sarbanes-Oxley)

In connection with the Annual Report of AMC Robotics Corp. (the “Company”) on Form 10-K/A for the year ended December 31, 2025 (the “Report”), I, Shengwei (Sean) Da, Chief Executive Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2026

/s/ Shengwei (Sean) Da
Shengwei (Sean) Da
Chief Executive Officer